UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported):
September 23, 2003

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11639	22-3408857

(Commission File Number)	(IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey	07974

(Address of principal executive offices)	(Zip Code)

(908) 582-8500

(Registrant’s telephone number)

Item 5. Other Events

On September 23, 2003, Lucent Technologies received preliminary court approval of its agreement announced on March 27, 2003, to settle pending securities and related litigation against the company, its current and former officers and directors, and certain other defendants. A settlement fairness hearing has been scheduled for December 12, 2003. Potential claimants will have until March 31, 2004, to complete and return claim forms to apply to receive a portion of the settlement proceeds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.

Dated: September 24, 2003	By:	/s/ Michael C. Keefe

		Name:	Michael C. Keefe
		Title:	Managing Corporate Counsel and Assistant Secretary